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                                EXHIBIT 4.5 (d)

Notice of Redemption and Expiration of Conversion Privilege dated August 5, 1996 relating to the Registrant's 7% Convertible Subordinated Debentures Due 2011
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                           HUDSON GENERAL CORPORATION
                               HUDSON GENERAL LLC

                              NOTICE OF REDEMPTION
                                       and
                       EXPIRATION OF CONVERSION PRIVILEGE


                 7% Convertible Subordinated Debentures Due 2011

                             (CUSIP No. 443784 AB 9)

                       REDEMPTION DATE: September 4, 1996
                 CONVERSION PRIVILEGE EXPIRES: September 4, 1996


        NOTICE IS HEREBY GIVEN that Hudson General Corporation (the "Company") and Hudson General LLC (the "LLC") have elected to call for redemption on September 4, 1996 (the "Redemption Date"), pursuant to Article Three of the Indenture, dated as of July 1, 1986 (the "Indenture"), between the Company and Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), a Delaware banking corporation (the "Trustee"), as amended by the First Supplemental Indenture, dated as of April 22, 1996, among the Company, the LLC and the Trustee, all of their outstanding 7% Convertible Subordinated Debentures Due 2011 (the "Debentures") at a redemption price of 100% of the principal amount thereof, together with accrued and unpaid interest thereon of $9.53 per $1,000 principal amount of Debentures from July 15, 1996 to the Redemption Date, for a total redemption price of $1,009.53 for each $1,000 principal amount of Debentures (the "Redemption Price").

        The Debentures are convertible into shares of common stock, $1.00 par value, of the Company (the "Common Stock") at the conversion price and in the manner described below until the close of business on the Redemption Date. No payment or adjustment will be made on conversion for interest accrued on the Debentures surrendered for conversion or for dividends on Common Stock delivered on such conversion. From and after the close of business on the Redemption Date, the Debentures shall no longer be deemed outstanding, notwithstanding that any Debentures shall not have been surrendered for cancellation, and all rights with respect to the Debentures, including accrual of interest, shall forthwith cease and terminate except the right of holders to receive, upon surrender for their certificates, payment of the Redemption Price.

ALTERNATIVES AVAILABLE TO HOLDERS OF DEBENTURES

        1. Conversion of Debentures into Common Stock. The Debentures are convertible until the close of business on the Redemption Date into shares of Common Stock at the conversion price of $32.75 per share (equivalent to a conversion rate of approximately 30.53 shares of Common Stock for each $1,000 principal amount of Debentures). No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, the Company will pay in cash an amount equal to the applicable fraction of the current market price of the Common Stock on the day of conversion. If more than one Debenture is surrendered for conversion at one time by the same holder, the number of full shares issued upon
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conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures, or specified portions thereof to be converted, so surrendered.

         The Common Stock is traded on the American Stock Exchange under the symbol "HGC." Holders of Debentures who are considering exercising their right to convert are encouraged to obtain copies of the available filings made by the Company under the Securities Exchange Act of 1934, as amended, copies of which can be reviewed at the offices of the Securities and Exchange Commission or the American Stock Exchange.

         ON AUGUST 2, 1996, THE CLOSING PRICE PER SHARE OF THE COMMON STOCK ON THE AMERICAN STOCK EXCHANGE WAS $33 PER SHARE. BASED UPON THE CURRENT MARKET PRICE, THE MARKET VALUE OF THE COMPANY'S COMMON STOCK (AND CASH FOR ANY FRACTIONAL SHARE) INTO WHICH THE DEBENTURES ARE CONVERTIBLE IS GREATER THAN THE REDEMPTION PRICE OF THE DEBENTURES. SO LONG AS THE MARKET PRICE OF THE COMPANY'S COMMON STOCK REMAINS ABOVE $32.75 PER SHARE, HOLDERS OF DEBENTURES WHO ELECT TO CONVERT WILL RECEIVE UPON CONVERSION COMMON STOCK (AND CASH FOR ANY FRACTIONAL SHARE) HAVING A MARKET VALUE GREATER THAN THE REDEMPTION PRICE. HOLDERS OF DEBENTURES ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK. THE DEADLINE FOR CONVERSION OF THE DEBENTURES IS THE CLOSE OF BUSINESS ON THE REDEMPTION DATE.

         2. Redemption of Debentures on September 4, 1996. Any Debentures which have not been received by the paying agent, or which have been received by the paying agent with instructions to redeem such Debentures, by the close of business on the Redemption Date, will be redeemed on the Redemption Date at the Redemption Price. From and after the close of business on the Redemption Date, the Debentures shall no longer be deemed outstanding, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, and all rights with respect to the Debentures, including accrual of interest, shall forthwith cease and terminate on the Redemption Date, except the right of holders of the Debentures to receive, upon surrender of their Debentures, payment of the Redemption Price.

         3. Sale of Debentures. Holders of Debentures may sell such Debentures in the open market through usual brokerage facilities or otherwise. Holders of Debentures who wish to sell their Debentures should consult with their own advisers regarding if and when they should sell their Debentures.

DELIVERY OF DEBENTURES

         The Chase Manhattan Bank will act as paying agent and conversion agent for the purpose of receiving Debentures tendered for redemption or conversion. Delivery of Debentures to The Chase Manhattan Bank for either such purpose may be made as follows:

                  If by Mail:       The Chase Manhattan Bank
                                    c/o Texas Commerce Bank
                                    Corporate Trust Services
                                    P.O. Box 219052
                                    Dallas, Texas  75221-9052

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                  If by Hand:       The Chase Manhattan Bank
                                    Corporate Trust Securities Window
                                    55 Water Street, Second Floor
                                    Room 234 - North Building
                                    New York, New York  10041

                  If by Courier:    The Chase Manhattan Bank
                                    c/o Texas Commerce Bank
                                    Corporate Trust Services
                                    1201 Main Street, 18th Floor
                                    Dallas, Texas  75202

         THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING DEBENTURES, IS AT THE ELECTION AND RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE CERTIFIED OR REGISTERED MAIL, INSURED, RETURN RECEIPT REQUESTED. IN THE CASE OF CONVERSION OF DEBENTURES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE CONVERSION AGENT BY THE CLOSE OF BUSINESS ON THE REDEMPTION DATE. SINCE IT IS THE TIME OF RECEIPT BY THE CONVERSION AGENT, NOT THE TIME OF MAILING, THAT DETERMINES WHETHER THE DEBENTURES HAVE BEEN PROPERLY TENDERED FOR CONVERSION, SUFFICIENT TIME SHOULD BE ALLOWED FOR DELIVERY.

MANNER OF CONVERSION

         TO CONVERT DEBENTURES INTO COMMON STOCK, THE HOLDER MUST SURRENDER THE DEBENTURES PRIOR TO THE CLOSE OF BUSINESS ON THE REDEMPTION DATE, WHETHER BY MAIL, HAND OR COURIER, TO THE CONVERSION AGENT AT ONE OF ITS ADDRESSES SET FORTH ABOVE. THE DEBENTURES MUST BE ACCOMPANIED BY WRITTEN NOTICE OF ELECTION TO CONVERT (WHICH MAY BE IN THE FORM SET FORTH ON THE REVERSE OF THE DEBENTURES). IF THE NOTICE OF ELECTION IS SIGNED BY A PARTY OTHER THAN THE REGISTERED HOLDER OF THE DEBENTURES, SUCH DEBENTURES MUST ALSO BE ACCOMPANIED BY A WRITTEN INSTRUMENT OR INSTRUMENTS OF TRANSFER IN A FORM SATISFACTORY TO THE COMPANY. THE CONVERSION PRIVILEGE EXPIRES AT THE CLOSE OF BUSINESS ON THE REDEMPTION DATE.

         THE DEBENTURES MAY BE CONVERTED INTO COMMON STOCK ONLY BY DELIVERY OF THE DEBENTURES TO THE CONVERSION AGENT AT ONE OF ITS ADDRESSES SET FORTH ABOVE PRIOR TO THE CLOSE OF BUSINESS ON THE REDEMPTION DATE. ANY DEBENTURES WHICH HAVE NOT BEEN RECEIVED BY THE PAYING AGENT, OR WHICH HAVE BEEN RECEIVED BY THE PAYING AGENT WITH INSTRUCTIONS TO REDEEM SUCH DEBENTURES, BY THAT TIME WILL BE REDEEMED ON THE REDEMPTION DATE AT THE REDEMPTION PRICE. SINCE IT IS THE TIME OF RECEIPT BY THE CONVERSION AGENT, NOT THE TIME OF MAILING, THAT DETERMINES WHETHER THE DEBENTURES HAVE BEEN PROPERLY TENDERED FOR CONVERSION, SUFFICIENT TIME SHOULD BE ALLOWED FOR DELIVERY.


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MANNER OF REDEMPTION

         To receive the Redemption Price for any Debenture being redeemed, the holder thereof must surrender the Debentures to the paying agent at one of its addresses set forth above.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The payment of the proceeds on redemption of the Debentures, and the payment, if any, of cash proceeds paid in lieu of the issuance of fractional shares of Common Stock on the conversion of the Debentures, may be subject to U.S. information reporting and backup withholding at the rate of 31% unless such holder (a) comes within certain exempt categories and, when required, demonstrates that status or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of Debentures who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under the backup withholding rules will be creditable against the holder's Federal income tax liability. Therefore, unless such an exemption exists and is proved in a manner satisfactory to the Company, each Debentureholder should complete, sign and provide a Substitute Form W-9, so as to provide the information and certification necessary to avoid backup withholding.

         EACH HOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF CONVERSION OR REDEMPTION TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

TRANSFER POWERS; TRANSFER TAXES

         If a certificate evidencing shares of Common Stock or a check is to be issued in a name other than that of the registered owner of Debentures, the Debentures must be properly endorsed or be accompanied by appropriate bond powers properly executed by the registered holder(s) so that such endorsement or bond powers are signed exactly as the name(s) of the registered holder(s) appear(s) on the Debentures, and the signature(s) must be properly guaranteed by a bank, trust company, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program. If certificates evidencing shares of Common Stock issued upon conversion are to be registered in the name of any person other than the registered holder of the Debentures, or if tendered Debentures are to be paid to any person other than the person in whose name such Debentures are registered, the amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person shall be borne by the registered holder or such person and such amount shall be deducted from the Redemption Price (if arising in connection with the redemption of Debentures), and shares of Common Stock shall not be issued to such person (if arising in connection with the conversion of Debentures), unless in each case satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.


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General

         A copy of this Notice of Redemption and Expiration of Conversion Privilege has been sent to all holders of record of the Debentures. Additional copies of such documents may be obtained from The Chase Manhattan Bank at its 55 Water Street, New York, New York address set forth above.


                                                HUDSON GENERAL CORPORATION
                                                HUDSON GENERAL LLC


Dated:  August 5, 1996


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